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                 CREDIT SUISSE WARBURG PINCUS CAPITAL FUNDS
               CREDIT SUISSE WARBURG PINCUS OPPORTUNITY FUNDS
                 CREDIT SUISSE WARBURG PINCUS SELECT FUNDS
                         DLJ HIGH YIELD BOND FUND


                                                                  March 23, 2001

Credit Suisse Asset Management, LLC
466 Lexington Avenue
New York, New York 10017-3147
Dear Sirs:

     Each of the Credit Suisse Warburg Pincus Capital Funds, a Massachusetts business trust, the Credit Suisse Warburg Pincus Opportunity Funds, a
Delaware business trust, the Credit Suisse Warburg Pincus Select Funds, a
Delaware business trust (collectively, the "Series Funds"), for and on behalf of each of their respective series listed on Annex I hereto, which may be amended from time to time, (each, a "Series" and collectively, the "Series"), and the DLJ High Yield Bond Fund (the "High Yield Bond Fund"), a Delaware business trust (each, a "Fund", and collectively, the "Funds"), herewith confirms its agreement with Credit Suisse Asset
Management, LLC (the "Adviser") as follows:

     1.  INVESTMENT DESCRIPTION: APPOINTMENT

     Each of the Series Funds, on behalf of their respective Series, and the High Yield Bond Fund desires to employ the capital of such Series or Fund by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Agreement and Declaration of Trust, as may be amended from time to time, and in the Funds' Prospectus(es) and Statement(s) of Additional Information, if any, as from time to time in effect (the "Prospectus" and "SAI," respectively), and in such manner and to such extent as from time to time be approved by the Board of Trustees of each Series or Fund. Copies of the Funds' Prospectuses and SAIs have been or will be submitted to the Adviser. The Funds desire to employ and hereby appoint the Adviser to act as investment adviser to each of the Series or Funds. The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

     2.  SERVICES AS INVESTMENT ADVISER

     Subject to the supervision and direction of the Board of Trustees of each Series and Fund, the Adviser will (a) act in strict conformity with the Funds' Agreements and Declarations of Trust, the Investment Company Act of
1940 (the "1940 Act") and the Investment Advisers Act of 1940, as the same may from time to time be amended, (b)

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manage such Series' or Fund's assets in accordance with such Series' or
Fund's investment objective and policies as stated in the Funds' Prospectuses and SAIs, (c) make investment decisions for such Series or Fund, (d) place purchase and sale orders for securities on behalf of such Series or Fund, (e) exercise voting rights in respect of portfolio securities and other investments for such Series or Fund, and (f) monitor and evaluate the services provided by such Series' or Fund's investment sub-adviser(s), if any, under the terms of the applicable investment sub-advisory agreement(s).
In providing those services, the Adviser will provide investment research and supervision of such Series' or Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of such Series' or Fund's assets. In addition, the Adviser will furnish each Series and Fund with whatever statistical information such Series or Fund may reasonably request with respect to the securities that such Series or Fund may hold or contemplate purchasing.

     Subject to the approval of the Board of Trustees of each of the Series
Funds and where required, such Series Fund's shareholders, the Adviser may engage an investment sub-adviser or sub-advisers to provide advisory services in respect of such Series and may delegate to such investment sub-adviser(s) the responsibilities described in subparagraphs (b), (c), (d) and (e) above. In the event that an investment sub-adviser's engagement has been terminated, the Adviser shall be responsible for furnishing such Series with the services required to be performed by such investment sub-adviser(s) under the applicable investment sub-advisory agreements or arranging for a successor investment sub-adviser(s) to provide such services on terms and conditions acceptable to such Series and the Series' Board of Trustees and subject to the requirements of the 1940 Act.

     3.  BROKERAGE

     In executing transactions for each Series and Fund, selecting brokers or dealers and negotiating any brokerage commission rates, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as the same may from time to time be amended) provided to each Series and Fund and/or other accounts over which the Adviser or an affiliate exercises investment discretion.

     4.  INFORMATION PROVIDED TO THE FUND

     The Adviser will keep each Series and Fund informed of developments materially affecting such Series or Fund, and will, on its own initiative, furnish such

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Series or Fund from time to time with whatever information the Adviser believes is appropriate for this purpose.

     5.  STANDARD OF CARE

     The Adviser shall exercise its best judgment in rendering the services listed in paragraphs 2,3 and 4 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Series or Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to each Fund and Series or to shareholders of such Series or Fund to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement.

     6.  COMPENSATION

     In consideration of the services rendered pursuant to this Agreement, each Series and Fund will pay the Adviser the annual fee applicable to such Series or Fund calculated at an annual rate set forth on Annex I hereto of such Series' or Fund's average daily net assets.

     The fee for the period from the date of this Agreement to the end of the year shall be prorated according to the proportion that such period bears to the full yearly period. Upon any termination of this Agreement before the end of a year, the fee for such part of that year shall be prorated according to the proportion that such period bears to the full yearly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of each Series' and Fund's net assets shall be computed at the times and in the manner specified in such Series' or Fund's Prospectus or SAI.

     With respect to the Credit Suisse Warburg Pincus Capital Funds, such fee shall be accrued daily and be payable in arrears on the last day of each calendar month for services performed hereunder during such month. With respect to the Credit Suisse Warburg Pincus Opportunity Funds and the Credit
Suisse Warburg Pincus Select Funds, such fee shall be calculated and payable monthly. The fee for the DLJ High Yield Bond Fund shall be computed and payable monthly, at the annual rate set forth for the DLJ High Yield Bond
Fund on Annex I hereto, of the average weekly value of such Fund's total assets minus the sum of accrued liabilities (other than aggregate indebtedness constituting leverage).

     7.  EXPENSES

     The Adviser will bear all expenses in connection with the performance of its services under this Agreement, including the fees payable to any investment sub-adviser engaged pursuant to paragraph 2 of this Agreement.
Each Series and Fund will bear its proportionate share of certain other expenses to be incurred in its operation, including: investment advisory and administration fees, taxes, interest, brokerage fees and

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commissions, if any; fees of Trustees of such Series or Fund who are not officers, directors, or employees of the Adviser, any sub-adviser or any of their affiliates; fees of any pricing service employed to value shares of the Series or Fund; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; such Series' or Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of such Series' or Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of such Series or Fund and of the officers or Board of Trustees of such Series or Fund; and any extraordinary expenses.

   Each Series and Fund will be responsible for nonrecurring expenses which may arise, including costs of litigation to which such Series or Fund is a party and of indemnifying officers and Trustees of such Series or Fund with respect to such litigation and other expenses as determined by the Trustees.

   8. SERVICES TO OTHER COMPANIES OR ACCOUNTS

      Each Fund and Series understands that the Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and to one or more other investment companies or series of investment companies, and such Series or Fund has no objection to the Adviser so acting, provided that whenever such Series or Fund and one or more other accounts or investment companies or portfolios advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each entity. Each Series and Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for such Series or Fund. In addition, each Series and Fund understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided that doing so does not adversely affect the ability of the Adviser to perform its services under this Agreement.

   9. TERM OF AGREEMENT

      This Agreement shall continue for an initial two-year period commencing on the date first written above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a)(i) in the case of a Series, the Board of Trustees of the Fund of which such Series is a part or (ii) in the case of the High Yield Bond Fund, the Board of Trustees of the Fund or (b) a vote of a "majority" (as defined in the 1940 Act) of each Series' and Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees of the applicable
Fund, who are not


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"interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to a Series or Fund, without penalty, on 60 days' written notice, by the Board of Trustees of such Series and Fund or by vote of holders of a majority of such Series' or Fund's shares, or upon 90 days' written notice, by the Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in said Act).

   10. REPRESENTATION BY THE FUND

       The Funds represent that copies of their Agreements and Declarations of Trust, together with all amendments thereto, are on file in such state where such Fund is registered.

   11. USE OF NAMES

       The Funds recognize that directors, officers and employees of the Adviser may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies) and that such other corporations and trusts may include the name
"Warburg", "Warburg Pincus", "DLJ", "CS", "CSAM", "Credit Suisse", or "Credit
Suisse Warburg Pincus" as part of their names, and that the Adviser or its affiliates may enter into advisory or other agreements with such other corporations and trusts. If the Adviser ceases to act as the investment adviser of a Series or Fund, such Series or Fund agrees that, at the Adviser's request, such Series' or Fund's license to use the words "Warburg", "Warburg Pincus", "DLJ", "CS", "CSAM", "Credit Suisse" or "Credit Suisse
Warburg Pincus" will terminate and that such Series or Fund will take all necessary action to change the name of such Series or Fund to names not including the words "Warburg", "Warburg Pincus", "DLJ", "CS", "CSAM", "Credit
Suisse" or "Credit Suisse Warburg Pincus".

   12. MISCELLANEOUS

       Notice is hereby given that this Agreement is entered into on behalf of a Fund by an officer of such Fund in his capacity as an officer and not individually. It is understood and expressly stipulated that none of the Trustees or shareholders of any Fund shall be personally liable hereunder.
Neither the Trustees, officers, agents nor shareholders of any Fund assume any personal liability for obligations entered into on behalf of a Fund. All persons dealing with a Fund must look solely to the property of such Fund for the enforcement of any claims against such Fund.


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   Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                      Very truly yours,

                      CREDIT SUISSE WARBURG PINCUS CAPITAL FUNDS
                      CREDIT SUISSE WARBURG PINCUS OPPORTUNITY FUNDS
                      CREDIT SUISSE WARBURG PINCUS SELECT FUNDS
                      DLJ HIGH YIELD BOND FUND


                                        By: /s/ MARTA JAFFE
                                            ----------------------------
                                        Name: Marta Jaffe
                                        Title: Secretary


Accepted:

CREDIT SUISSE ASSET MANAGEMENT, LLC

By: /s/ HAL LIEBES
   --------------------------
Name: Hal Liebes
Title: Managing Director

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                                                                        ANNEX I
                                               TO INVESTMENT ADVISORY AGREEMENT

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

                                                         ANNUAL FEE RATE
                                                   (AS A PERCENTAGE OF AVERAGE
                                                DAILY NET ASSETS OF SUCH SERIES OR
      SERIES OR FUND                                    FUND, AS APPLICABLE
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
Credit Suisse Warburg Pincus Blue                 .75 of 1% of the first $100,000,000;
Chip Fund (a series of the Credit                 .50 of 1% of the balance
Suisse Warburg Pincus Capital
Funds)
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Credit Suisse Warburg Pincus Value                .75% of 1% of the first $75,000,000;
Fund (a series of the Credit Suisse               .50 of 1% of the balance
Warburg Pincus Capital Funds)
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Credit Suisse Warburg Pincus Small                .875% of 1% of the first $100,000,000;
Company Value Fund (a series of the               .75 of 1% of the next $100,000,000,
Credit Suisse Warburg Pincus Capital              and .625 of 1% of the balance
Funds)
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Credit Suisse Warburg Pincus Fixed                .625 of 1% of the first $100,000,000;
Income II Fund (a series of the Credit            .50 of 1% of the balance
Suisse Warburg Pincus Capital
Funds)
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Credit Suisse Warburg Pincus                      .625 of 1% of the first $100,000,000;
Municipal Trust Fund (a series of the             .50 of 1% of the balance
Credit Suisse Warburg Pincus Capital
Funds)
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Credit Suisse Warburg Pincus                      .75 of 1% of the first $500,000,000;
Strategic Growth Fund (a series of the            .625 of 1% of the balance
Credit Suisse Warburg Pincus Select
Funds)
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Credit Suisse Warburg Pincus                      .875 of 1% of the first $500,000,000;
Technology Fund (a series of the                  .75 of 1% of the next $500,000,000,
Credit Suisse Warburg Pincus Select               and .625 of 1% of the balance
Funds)
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Credit Suisse Warburg Pincus                      1%
International Equity II Fund (a series
of the Credit Suisse Warburg Pincus
Opportunity Funds)
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Credit Suisse Warburg Pincus High                 .70 of 1% of the first $500,000,000;
Income Fund (a series of the Credit               .625 of 1% of the balance
Suisse Warburg Pincus Opportunity
Funds)
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

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

                                                         ANNUAL FEE RATE
                                                   (AS A PERCENTAGE OF AVERAGE
                                                DAILY NET ASSETS OF SUCH SERIES OR
      SERIES OR FUND                                    FUND, AS APPLICABLE
-------------------------------------------------------------------------------------
Credit Suisse Warburg Pincus                      1.25% of the first $100,000,000;
Developing Markets Fund (a series of              1.15% of the next $100,000,000; 1%
the Credit Suisse Warburg Pincus                  of the balance
Opportunity Funds)
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Credit Suisse Warburg Pincus US                   .40 of 1% of the first $1,000,000,000;
Government Money Fund (a series of                .35 of 1% of the balance
the Credit Suisse Warburg Pincus
Opportunity Funds)
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Credit Suisse Warburg Pincus                      .40 of 1% of the first $1,000,000,000;
Municipal Money Fund (a series of the             .35 of 1% of the balance
Credit Suisse Warburg Pincus
Opportunity Funds)
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DLJ High Yield Bond Fund                          1%(1)
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(1) The fee is computed at the annual rate of 1% of the average weekly value of the fund's total assets minus the sum of accrued liabilities (other than aggregate indebtedness constituting leverage).